UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2023

Goldman Sachs Private Credit Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01627	92-3241797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On December 7, 2023, in connection with the senior secured revolving credit agreement, dated as of April 6, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, the “Truist Revolving Credit Facility”), among Goldman Sachs Private Credit Corp. (the “Company”), as borrower, the lenders and issuing banks party thereto, and Truist Bank, as administrative agent, the Company exercised its right pursuant to the Truist Revolving Credit Facility to request a Commitment Increase and Deutsche Bank AG New York Branch agreed to provide the requested increase, as a Dollar Lender with a Dollar Commitment of $50 million, with the aggregate amount of Commitments under the Truist Revolving Credit Facility increasing from $1,130 million to $1,180 million. Pursuant to the accordion feature in the Truist Revolving Credit Facility, the aggregate amount of all Commitments thereunder may be further increased up to $1,695 million. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Truist Revolving Credit Facility.

The foregoing description is only a summary of certain of the provisions of the commitment increase request (the “Commitment Increase Request”) and is qualified in its entirety by reference to a copy of the Commitment Increase Request, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2023.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE CREDIT CORP. (Registrant)

Date: December 12, 2023	By:	/s/ Alex Chi
	Name:	Alex Chi
	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President